      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1995
                                Registration No.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                                 HONEYWELL INC.
             (Exact name of registrant as specified in its charter)

                           --------------------------

             Delaware                                     41-0415010
     (State of Incorporation)                          (I.R.S. Employer
                                                       Identification No.)
                           --------------------------
             Honeywell Plaza, Minneapolis, Minnesota          55408
            (Address of Principal Executive Offices)       (Zip Code)
                           --------------------------
                        Honeywell Retirement Savings Plan
                            (Full title of the plan)
                           --------------------------
                               SIGURD UELAND, JR.
                          Vice President and Secretary
                                 Honeywell Plaza
                          Minneapolis, Minnesota 55408
                     (Name and address of agent for service)
                           --------------------------
                                 (612) 951-0090
          (Telephone number, including area code, of agent for service)
                           --------------------------

Approximate date of commencement of proposed sale of securities to the public:
From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed
                                         Proposed            maximum
Title of securities      Amount to be    maximum offering    aggregate offering    Amount of
to be registered         registered      price per unit      price                 registration fee
- ----------------------------------------------------------------------------------------------------
Common Stock,
par value $1.50          100,000         $38.625*            $3,862,500*           $1,331.90*
per share                shares
- ----------------------------------------------------------------------------------------------------

* Estimated pursuant to Rule 457(h)(6) solely for the purpose of calculating the registration fee and based upon the average of the high and low sale prices of the Registrant's Common Stock on May 10, 1995, as reported in the Wall Street Journal.

                        HONEYWELL RETIREMENT SAVINGS PLAN

     The contents of the Registration Statement on Form S-8 bearing registration number 33-44283, are incorporated herein by reference.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 15, 1995.

                                        HONEYWELL INC.
                                        (Registrant)

                                        By  /s/ Sigurd Ueland, Jr.
                                            --------------------------------
                                            Sigurd Ueland, Jr.
                                            Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature and Title
- -------------------
M. R. BONSIGNORE
     Chairman of the Board and
     Chief Executive Officer and Director
W. M. HJERPE
     Vice President and
     Chief Financial Officer
     (principal financial officer)
P. M. PALAZZARI
     Vice President and Controller
     (principal accounting officer)
A. J. BACIOCCO, JR.
     Director
E. E. BAILEY
     Director
E. H. CLARK, JR.                        By  /s/ Sigurd Ueland, Jr.
     Director                               --------------------------------
W. H. DONALDSON                             Sigurd Ueland, Jr.
     Director                               Attorney-in-Fact
R. D. FULLERTON
     Director                               May 15, 1995
J. J. HOWARD
     Director
B. E. KARATZ
     Director
D. L. MOORE
     Director
A. B. RAND
     Director
S. G. ROTHMEIER
     Director
M. W. WRIGHT
     Director

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 15, 1995.

                                        HONEYWELL RETIREMENT SAVINGS PLAN



                                        By  /s/ Deborah Veverka
                                            --------------------------------
                                            Deborah Veverka, Vice President
                                            Pension Fund Investments

                                        May 15, 1995

                                INDEX TO EXHIBITS


Exhibit No.                                                             Page No.
- -----------                                                             --------
5            Opinion and consent of Warren E. Simpson, Esq.                   i

23.1         Consent of Deloitte & Touche LLP.                               ii

23.2         Consent of Warren E. Simpson, Esq. (Included in Exhibit 5)      NA

24           Powers of Attorney                                           iii-v